COMMON STOCK



NUMBER

SHARES

# ALUF HOLDINGS, INC.

INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA

This Certifies that **SPECIMEN** ______________________ *is the record holder of* ______________________ *Shares of the Capital Stock of*

*transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed, or assigned.*

IN WITNESS WHEREOF, *the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this* ______ *day of* ______________________ *A. D. 20*____.